STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into this 28th day of October, 2013, by and among NU-MED PLUS, INC., a Utah corporation (hereinafter referred to as the “Company”) and Robert Smart, an individual residing in the state of Utah, (hereinafter referred to as the “Buyer”), on the following:

Premises

A.

Buyer has previously entered into a loan agreement to provide fifty thousand dollars ($50,000) in interim funding to the Company.

B.

Purchaser has approached the Company regarding converting his existing promissory note for fifty thousand dollars ($50,000) into shares of the Company’s common stock, par value $0.001 per share and also purchasing additional shares of the Company’s common stock.

B.

The Company is interested in converting the outstanding promissory note along with selling additional shares to Buyer to help fund the working capital needs of the Company.

C.

The Company and Buyer want to set forth their understanding as to the terms and conditions of the conversion and stock purchase by Buyer.

Agreement

BASED, upon the foregoing premises, which are incorporated herein by this reference, and for and in consideration of the mutual promises and covenants hereinafter set forth, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, it is agreed as follows:

ARTICLE I

STOCK PURCHASE

1.01

Purchase and Sale of Common Stock.   Buyer agrees to purchase from the Company and the Company agrees to sell to Buyer shares of the Company’s common stock, par value $0.001 per share (the “Shares”) for a purchase price of thirty cents ($0.30) per share.  Under the terms of this Agreement, Buyer shall be able to purchase Shares representing up to one hundred thirty thousand dollars ($130,000) Purchase Price (inclusive of the Promissory Note conversion set forth herein).  As part of the purchase of the Shares, Buyer shall convert  that certain promissory note between the Company and Buyer dated September 4, 2013 (the “Promissory Note”), into Shares at the same Purchase Price of thirty cents ($0.30) per share.  As such on the Closing, the Promissory Note shall be deemed paid in full and cancelled.  The balance of the Purchase Price, after giving effect to the conversion of the Promissory Note, of eighty thousand dollars ($80,000) may be paid in four installments.  Each installment shall be made by the fifth of the month following the execution of this Agreement with the first installment due and payable by November 5, 2013.  The minimum payment on each installment shall be sixteen thousand five hundred dollars ($16,500).  Failure to make any installment payment shall result in the balance of the share purchase being terminated and only those Shares paid for in full shall be deemed issued and outstanding and the Company shall have no further obligation to issue any of the remaining Shares which have not be paid for by Buyer.

1.02

Closing.

a)

The purchase and sale of the shares of Common Stock shall take place at a closing (the “Closing”), to be held at such date, time and place, as shall be determined by the Buyer and the Company but in no event later than February, 2014.

b)

At the Closing:

i)

The Company shall deliver to the Buyer a certificate (or certificates) for the Shares.  The Company shall deliver certificates for only those Shares which have been paid for in full by Buyer.

ii)

The Buyer shall deliver to the Company the Purchase Price for the Shares by delivering a check or wire transfer in the amount of the Purchase Price with the Promissory Note with a notation by Buyer indicating the Promissory Note has been paid in full as a result of the Promissory Notes conversion into Shares.

iii)

At and at any time after the Closing, the parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

iv)

All representations, covenants and warranties of the Buyer and Company contained in this Agreement shall be true and correct on and as of the closing date with the same effect as though the same had been made on and as of such date.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES

OF THE COMPANY

As an inducement to, and to obtain the reliance of Buyer in connection with entering into this Agreement, the Company represents and warrants as follows:

2.01

Private Offering.    The Shares have not been and will not be registered with the Securities and Exchange Commission (the “Commission”).  The sale of the Shares shall be entered into in reliance on exemptions from the registration requirements of Section 5 of the United States Securities Act of 1933, as amended, and as such, will be deemed “restricted securities” limiting the Shares’ ability to be transferred.

2.02

Approval of Agreement.   The Company has full corporate power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated including entering into the Shares.  The board of directors of the Company has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby including entering into the Shares.

2.03

Legal Right.  The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute (except federal and state securities laws, compliance with which is elsewhere provided for in particular detail), indenture, mortgage or other agreement or instrument to which the Company is a party or by which it is bound by any order, rule or regulation directed to the Company or its affiliates by any court or governmental agency or body having jurisdiction over them; and no other consent, approval, authorization or action is required for the consummation of the transactions herein contemplated other than such as have been obtained.

2.04

Validly Executed.   The Shares will be duly authorized, validly and legally entered into and be a binding obligation on the part of the Company.

2.05

Organization.    The Company has been duly organized and is now a validly existing corporation under the laws of the state of Utah lawfully qualified to conduct the business for which it was organized and which it proposes to conduct.

ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES

OF THE BUYER

As an inducement to, and to obtain the reliance of the Company in connection with entering into this Agreement, Buyer represents and warrants as follows:

3.01

Representations.   Buyer is not relying on any representation or warranty of the Company, whatsoever, except those representations and warranties contained in this Agreement.

3.02

Standing and Authority of Buyer.   Buyer has all requisite power and authority to execute and deliver this Agreement, to perform Buyer’s obligations hereunder and to consummate the transactions contemplated hereby.

3.03

Execution and Delivery; No Conflict.

(a)

This Agreement has been duly executed and delivered by the Buyer and constitute the valid and binding obligation of Buyer, enforceable against Buyer in accordance with the terms herein, except as the same may be limited by:  (i) bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors’ rights; (ii) equitable principles; and (iii) public policies with respect to the enforcement of indemnification agreements.

(b)

The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby:  (i) have been duly and validly authorized by all necessary action on the part of Buyer; and (ii) are not prohibited by, do not violate any provision of, and will not result in the breach of or accelerate or permit the acceleration of, the performance required by the terms of any applicable law, rule regulation, judgment, decree, order, or other requirement of the United States or any state of the United States, or any court, authority, department, commission, board, bureau, agency, or instrumentality of either thereof in a manner which would have a material adverse effect on the Buyer, or any material contract, indenture, agreement or commitment, to which the Buyer is a party or bound.

3.04

Consents and Approvals.   The execution, delivery, and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby do not require the Buyer to obtain any consent, approval or action of, or give any notice to, any corporation, person, firm, or judicial authority except:  (i) such as have been duly obtained or made, as the case may be, and are in full force and effect on the date hereof; and (ii) those which the failure to obtain would have no material adverse effect on the transactions contemplated hereby.

3.05

Securities Representations.   Buyer understands and agrees that the consummation of this Agreement including purchasing the Shares as contemplated hereby, constitutes the offer and sale of securities under the Securities Act.  Buyer agrees that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired.  In order to provide documentation for reliance upon exemptions from the registration and prospectus delivery requirements for such transactions Buyer agrees that it will sign appropriate representations and warranties related to its suitability to invest in the Company, including an investment letter and suitability questionnaire which are contained in the “suitability letter” attached hereto as appendix “A.”   Buyer understands that the Shares have not been registered under the Securities Act and must be held indefinitely without any transfer, sale, or other disposition unless such Shares are subsequently registered under the Securities Act or registration is not required under the Securities Act in reliance on an available exemption.  The Shares to be received by the Buyer under the terms of this Agreement will be acquired for the Buyer’s own account, for investment, and not with the present intention of resale or distribution of all or any part of the securities.  Buyer agrees that he will refrain from transferring or otherwise disposing of the Shares, or any interest therein, in such manner as to violate the Securities Act or any applicable state securities law regulating the disposition thereof.  Buyer is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act and has adequate means for providing for his current needs and possible personal contingencies and has no need now and anticipates no need in the foreseeable future to sell the Shares. Buyer understands that Shares are being entered into in reliance on specific exemptions from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of Buyer’s representations, warranties, agreements, and understandings set forth herein to determine Buyer’s suitability to purchase the Shares.

3.06

Disclosure Information.  Buyer believes he has received all the information Buyer considers necessary or appropriate for deciding whether or not to purchase the Shares.  Buyer further represents that he has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the purchase of the Shares.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Article 2 of this Agreement or the right of Buyer to rely thereon.

3.07

Investment Experience.   Buyer is an investor in securities of companies in the development stage and acknowledges that he is able to fend for himself, can bare the economic risk of his investment and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of purchasing the Shares.

3.08

Acknowledgment.   Buyer acknowledges that the Company has lost money, is expanding its operations into new product offerings which may not be successful, that the Company may not have the funds to execute on its business plan, that the Company’s operations are subject to the risks inherent in the establishment of new products, and that there can be no assurance that the Company will ever achieve profitability or that, if achieved, such profitability could be sustained.  Buyer further acknowledges that purchase of the Shares involves substantial risk and the potential loss of the entire Purchase Price. Buyer acknowledges that additional shares are being issued to management for compensation and there are promissory notes outstanding that can be converted into a substantial number of shares of the Company’s common stock which could substantially dilute the current shareholders and potentially make it difficult for the Company to raise additional capital or establish a trading market for shares of the Company’s common stock.

3.09

Knowledge of Company.  Buyer is aware, through his own extensive due diligence of all material information respecting the past, present and proposed business operations of the Company, including, but not limited to, its technology, its management, its financial position, or otherwise; understands that there is no “established trading market” for the Shares, that the Company is uncertain, at this time, whether there’re will be any future “established trading market” for the Company’s common stock.  Buyer has conducted his own investigation of the risks and merits of an investment in the Company, and to the extent desired, including, but not limited to a review of the Company’s books and records, financial statements and Buyer has had the opportunity to discuss these documents with the directors and executive officers of the Company; to ask questions of these directors and executive officers; and that to the extent requested, all such questions have been answered to his satisfaction.

3.10

Private Offering.    The Shares have not been and will not be registered with the Securities and Exchange Commission (the “Commission”).  The sale of the Shares shall be entered into in reliance on exemptions from the registration requirements of Section 5 of the United States Securities Act of 1933, as amended, and as such, will be deemed “restricted securities” limiting the Shares’ ability to be transferred.

ARTICLE IV

SPECIAL COVENANTS

4.01

Use of Funds.  All funds received will be used for general business purposes.

4.02

Access to Books and Records.   Until the closing date, the Company will afford to Buyer and its authorized representatives full access to the properties, books, and records of the Company in order that Buyer may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the Company and will furnish the Buyer with such additional financial and other information as to the business and properties of the Company as Buyer shall from time to time reasonably request.

4.03

Private Offering.  The Company and Buyer agree and understand that the consummation of this Agreement including the purchase of the Shares by Buyer and execution of this Agreement as contemplated hereby, may constitutes the offer and sale of securities under the Securities Act and applicable state statutes.  The Company and Buyer agree such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired.

(a)

In order to provide documentation for reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, the signing of this Agreement and the delivery of appropriate separate representations, including the “suitability letter” attached hereto as appendix “A” shall constitute the parties acceptance of, and concurrence in, the following representations and warranties:

(i)

Buyer acknowledges that neither the SEC nor the securities commission of any state or other federal agency has made any determination as to the merits of the purchase of the Shares, and that this transaction involves certain risks, including the possible loss of his entire investment.

(ii)

Buyer has received and read the Agreement and understand the risks related to the consummation of the transactions herein contemplated.

(iii)

Buyer has such knowledge and experience in business and financial matters that he is capable of evaluating each business.

(iv)

Buyer has been provided with copies of all materials and information requested by Buyer or their representatives, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and the parties have been provided the opportunity for direct communication regarding the transactions contemplated hereby.

(v)

All information which Buyer has provided to the Company or their representatives concerning his suitability and intent to purchase the Shares is complete, accurate, and correct.

(vi)

Buyer has not offered or sold any securities of the Company or interest in this Agreement and has no present intention of dividing the Shares to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such Shares or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

(vii)

Buyer understand that the Shares have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions not involving any public offering and that any disposition of the subject Shares may, under certain circumstances, be inconsistent with this exemption and may make Buyer an “underwriter,” within the meaning of the Securities Act.  It is understood that the definition of “underwriter” focuses upon the concept of “distribution” and that any subsequent disposition of the subject Shares can only be effected in transactions which are not considered distributions.  Generally, the term "distribution" is considered synonymous with “public offering” or any other offer or sale involving general solicitation or general advertising.  Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets.  These criteria are set forth specifically in rule 144 promulgated under the Securities Act.

(b)

In connection with the transaction contemplated by this Agreement, the Company and Buyer shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where Buyer reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(c)

In order to more fully document reliance on the exemptions as provided herein, the Company and Buyer shall execute and deliver to the other, at or prior to the closing, such further letters of representation, acknowledgment, suitability, or the like as the Company or Buyer and its counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws including but not limited to an investment letter.

(d)

The Company and Buyer acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

ARTICLE V

MISCELLANEOUS

5.01

Attorney's Fees.  In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

5.02

Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter hereof.  All previous agreements between the parties, whether written or oral, have been merged into this Agreement.  This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof.  There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

5.03

Survival; Termination.  The representations, warranties, and covenants of the respective parties shall survive the closing and the consummation of the transactions herein contemplated for a period of six months from the closing, unless otherwise provided herein.

5.04

Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

5.05

Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the closing, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

5.06

Binding Effect.  This Agreement shall inure to the benefit of and be binding upon the Company and Buyer and their successors.  Nothing expressed in this Agreement is intended to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under this Agreement.

5.07

Severability.  Every provision of this Agreement is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder hereof.

5.08

Captions.  The captions or headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provisions hereof.

5.09

Applicable Law.  The Company and Buyer hereby agree that this Agreement shall be governed by and construed and enforced under and in accordance with the laws of the State of Utah.

5.10

Negotiated Agreement.  This Agreement has been negotiated and shall not be construed against the party responsible for drafting all or parts of this Agreement.

5.11

Opportunity to Hire Counsel.  The Buyer acknowledges that he has been advised and has been given an opportunity to hire counsel with respect to this Agreement and the transactions contemplated hereby.  Buyer further acknowledges that Company’s counsel has solely represented the Lender in connection with this Agreement and the transactions contemplated hereby and no other person.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

THE COMPANY:

THE BUYER:

NU-MED PLUS, INC.

Robert Smart

a Utah corporation

By: /s/Jeff Robins

/s/Robert Smart

     A Duly Authorized Officer